Exhibit 10(j)


                         QUAKER OFFICERS
                        SEVERANCE PROGRAM

      1. EFFECTIVE DATE AND PURPOSE. The Quaker Officers Severance Program (the "Program") is established and maintained by The Quaker Oats Company ("Quaker"), effective as of March 8, 1995, and is a renewal of the Program as adopted by Quaker's
Board of Directors (the "Board") on March 8, 1989. The purpose of the Program is to promote the interests of Quaker, its divisions and subsidiaries (the "Company"), and its shareholders, by attracting and retaining officers of the Company through assurances of continued compensation and benefits when their employment with the Company is terminated due to certain circumstances beyond their control.

     2.   ADMINISTRATION.

          (a) The Program shall be administered by the Severance Program Committee (the "Committee"), which shall initially consist of Quaker's Senior Vice President Human Resources, and Vice President Human Resources Worldwide Beverages. The Chief Executive Officer of Quaker shall have the authority to expand or reduce the number of Committee members, and to designate, remove or replace the Committee members.

           (b) The Committee shall have the sole responsibility for the administration of the Program, and may adopt such rules and procedures as it deems necessary, desirable, or appropriate.

           (c) The Committee shall have such powers as may be necessary to discharge its responsibility to administer the Program, including but not limited to the following:

               (1) To construe and interpret the Program, decide all questions of eligibility, and determine the amount, manner and time of any severance benefit hereunder.

               (2) To prescribe procedures for employees to apply for Program benefits, including written applications and forms, if any, and other requests for information. If no procedures are prescribed, then the Company or the Committee may initiate consideration of a claim for severance benefits, or any employee may initiate a claim by providing notice, in writing, to either designated Committee member. The Committee may reasonably rely upon all information furnished to it in such applications, forms or notices.

               (3) To receive from the Company such information as shall be necessary for the proper administration of the Program. The Committee may reasonably rely upon all such information so furnished.
               (4) To appoint individuals to assist in the administration of the Program as the Committee deems necessary, including but not limited to, Company employees, agents, attorneys, and accountants. The Committee may reasonably rely upon all information and advice furnished by such individuals.

               (5)  To receive, review, and maintain, as it deems
                    appropriate,     benefit     payment      and
                    administrative expense reports.

               (6) To issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the Program provisions.

               (7) To prepare and distribute to Company employees, information describing the Program, in such manner as the Committee determines to be required or appropriate.

           (d) The Committee shall make all determinations as to the right of any person to a benefit under the Program. Any denial  by  the  Committee of the claim for  benefits  under  the
Program by an employee shall be stated in writing by the Committee and delivered or mailed to the employee; and such notice shall set forth the specific reasons for the denial. In addition, the Committee shall afford a reasonable opportunity to any employee whose claim for benefits has been denied for a review of the decision denying the claim.

           (e) The Committee shall be indemnified by Quaker to the full extent allowed by law. This indemnity shall extend to all individuals appointed to assist in the administration of the Program, as described in subparagraph (c) (4) above.


     3.   ELIGIBILITY.

           (a)   An  officer (as defined below) is  eligible  for
severance  benefits under the Program (determined  in  accordance
with  paragraph  4)  if  his  employment  with  the  Company   is
terminated under any of the following conditions:

               (1) At any time, termination of employment with the Company, other than death, physical or mental incapacity, voluntary resignation, retirement, gross misconduct, or due to the sale, spin-off or other disposition of a plant, profit center, division or subsidiary of Quaker as an ongoing entity if the affected employee is hired by, or is offered continued employment by, the successor or purchasing entity.


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               (2)  Notwithstanding anything in subparagraph  (a)
                    above to the contrary, within two years following a Change in Control of Quaker (as defined below), any termination of employment with the Company, in lieu of the officer
                    accepting  continued  employment   with   the
                    Company which involves a significant change in the officer's terms and conditions of
                    employment    (as    defined    below).     A
                    "significant change in the officer's terms and conditions of employment" shall be deemed to have occurred when during such two year period:

                        (i)   the  total of the officer's  salary
                              and   incentive  bonus  is  to   be
                              reduced,  based  upon  the  amounts
                              equal   to  the  officer's   salary
                              immediately prior to the Change  in
                              Control  of  Quaker, and  the  most
                              recent  incentive  bonus  paid,  or
                              fully  accrued and payable, to  the
                              employee immediately prior  to  the
                              Change in Control of Quaker;

                        (ii)  the     location    of    continued
                              employment  is  beyond  a   30-mile
                              radius of the officer's location of
                              employment immediately prior to the
                              Change in Control of Quaker;

                        (iii) the  officer is to be  paid  on  an
                              hourly basis;

                        (iv)  there  is  a significant change  in
                              the  nature or scope of any of  the
                              authorities and powers,  which  the
                              officer   may   exercise   or    is
                              exercising,    and    duties    and
                              functions  which  the  officer  may
                              perform     or    is    performing,
                              immediately prior to the Change  in
                              Control of Quaker; or

                        (v)   a  reasonable determination by  the
                              officer  that, as a result  of  the
                              Change  in  Control of Quaker,  his
                              position  is significantly affected
                              so  that  he is unable to  exercise
                              any  authorities  and  powers,   or
                              perform  any  duties and  functions
                              described   in  subparagraph   (iv)
                              above.


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               (3)  "Change in Control of Quaker" shall be deemed
                    to have occurred if:

                    (i) any "Person," which shall mean a "person" as such term is used in
                           Sections  13(d)  and  14(d)   of   the
                           Securities  Exchange Act of  1934,  as
                           amended  (the  "Exchange Act")  (other
                           than  Quaker,  any  trustee  or  other
                           fiduciary holding securities under  an
                           employee  benefit plan of  Quaker,  or
                           any   company   owned,   directly   or
                           indirectly,  by  the  stockholders  of
                           Quaker   in  substantially  the   same
                           proportions  as  their  ownership   of
                           stock  of  Quaker), is or becomes  the
                           "beneficial owner" (as defined in Rule
                           13d-3   under   the   Exchange   Act),
                           directly  or indirectly, of securities
                           of  Quaker representing 30% or more of
                           the  combined voting power of Quaker's
                           then  outstanding  voting  securities;
                           provided,    however,    that     this
                           subparagraph  (i) shall not  apply  to
                           any   Person   who  becomes   such   a
                           beneficial   owner  of   such   Quaker
                           securities  pursuant to  an  agreement
                           with Quaker approved by Quaker's Board
                           of  Directors  (the "Board"),  entered
                           into  before  such Person  has  become
                           such  a  beneficial  owner  of  Quaker
                           securities representing 5% or more  of
                           the  combined voting power of Quaker's
                           then outstanding voting securities;

                    (ii)  during  any  period of  24  consecutive
                           months (not including any period prior
                           to March 8, 1995), individuals, who at
                           the    beginning   of   such    period
                           constitute  the  Board,  and  any  new
                           director   (other  than   a   director
                           designated by a Person who has entered
                           into  an  agreement  with  Quaker   to
                           effect  a  transaction  described   in
                           subparagraph  (i), (iii)(B)  or  (iv))
                           whose  election by the Board, or whose
                           nomination  for election  by  Quaker's
                           stockholders, was approved by  a  vote
                           of  at  least two-thirds (2/3) of  the
                           directors before the beginning of  the
                           period   cease  for  any   reason   to
                           constitute   at   least   a   majority
                           thereof;





                                4

                    (iii) the  stockholders of Quaker approve (A)
                           a  plan  of  complete  liquidation  of
                           Quaker  or (B) the sale or disposition
                           by  Quaker of all or substantially all
                           of Quaker's assets unless the acquirer
                           of  the assets or its directors  shall
                           meet  the  conditions for a merger  or
                           consolidation in subparagraphs (iv)(A)
                           or (iv)(B); or

                    (iv)  the  stockholders of Quaker  approve  a
                           merger or consolidation of Quaker with
                           any other company other than:

                           (A)  such  a  merger or  consolidation
                           which   would  result  in  the  voting
                           securities   of   Quaker   outstanding
                           immediately prior thereto   continuing
                           to   represent  (either  by  remaining
                           outstanding or by being converted into
                           voting  securities  of  the  surviving
                           entity)  more than 70% of the combined
                           voting  power  of  Quaker's  or   such
                           surviving entity's outstanding  voting
                           securities   immediately  after   such
                           merger or consolidation; or

                           (B)  such  a  merger or  consolidation
                           which would result in the directors of
                           Quaker  who were directors immediately
                           prior thereto continuing to constitute
                           at  least 50% of the directors of  the
                           surviving  entity  immediately   after
                           such merger or consolidation.

                           In  this subparagraph (iv), "surviving
                           entity"  shall mean only an entity  in
                           which  all  of  Quaker's  stockholders
                           immediately  before  such  merger   or
                           consolidation  become stockholders  by
                           the   terms   of   such   merger    or
                           consolidation,    and    the    phrase
                           "directors   of   Quaker   who    were
                           directors  immediately prior  thereto"
                           shall  include  only  individuals  who
                           were   directors  of  Quaker  at   the
                           beginning of the 24 consecutive  month
                           period  preceding  the  date  of  such
                           merger  or consolidation, or who  were
                           new directors (other than any director
                           designated by a Person who has entered
                           into  an  agreement  with  Quaker   to
                           effect  a  transaction  described   in
                           subparagraph (i), (iii)(B), (iv)(A) or
                           (iv)(B)) whose election by the  Board,
                           or  whose  nomination for election  by
                           Quaker's stockholders, was approved by
                           a vote of at least two-thirds (2/3) of
                           the directors before the beginning  of
                           such period.

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           (b)   An  "officer"  shall mean any  employee  of  the
Company who is a Chief Executive Officer, President or Vice President (including Senior and Executive Vice Presidents) of Quaker, and any other Company employees designated by the Committee as an officer for purposes of the Program. Prior to a Change in Control of Quaker an officer shall be considered eligible under the Program for so long as he holds such office while the Program is in effect. After a Change in Control of Quaker, an officer shall always be considered eligible under the Program.

     4.   SEVERANCE BENEFITS.

           (a) An eligible officer pursuant to paragraph 3 will be provided the following severance benefits:

               (1) Compensation - Payment to an officer shall be made in the form of a single lump sum, or equal monthly installments over the Severance Period (as defined below), at the Committee's sole discretion. With respect to an officer with less than 10 years of service with the Company (as defined below), the total amount payable in either form shall equal: (i) 75% of the officer's current annualized salary at the time of termination (or, if greater, the officer's annualized salary in effect immediately prior to a Change in Control of Quaker), plus (ii) the average of the officer's two most recently fully paid incentive bonuses (on an annualized basis, if necessary) at the time of termination (or, if greater, such bonuses paid prior to a Change in Control of Quaker); and the Officer's severance period shall be the nine month period commencing with the date following termination of employment (the "Severance Period"). With respect to an officer with ten or more years of service with the Company (as defined below) the total amount payable in either form shall equal: (A) 100% of the officer's current annualized salary at the time of termination (or, if greater, the officer's annualized salary in effect immediately prior to a Change in Control of Quaker, plus (B) the average of the officer's two most recent years' fully paid incentive bonus at the time of termination (or, if greater, such bonuses paid prior to a Change in Control of Quaker); and the officer's severance period shall be the one year period commencing with the date following termination of employment (the "Severance Period"). The single sum payment shall be made, or the monthly installments shall commence, at the officer's usual payroll date next following his date of termination.

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                    "Years  of  service with the  Company"  shall
                    mean the employee's number of completed years
                    of   service  with  the  Company;   including
                    service as a full time hourly employee, and service rendered to an entity or organization that was acquired by the Company.

               (2) Welfare Benefits - During the officer's Severance Period the officer shall be entitled to continued eligibility for health, medical, dental, life insurance, and accidental death and dismemberment benefits equivalent to those to which he was entitled prior to his termination of employment (regardless of the form of compensation benefit to be provided under subparagraph
                    (1)). The officer shall not be required to contribute more than the normal cost (including those attributable to changes in levels of benefits) for such benefits as existed immediately prior to his termination of employment. The Severance Period for purposes of this subparagraph (2) shall not be applied to reduce the benefit extension period required by the Consolidated Omnibus
                    Budget Reconciliation Act of 1985 or any amendment thereto.

           (b) All benefits to be paid or provided pursuant to subparagraph 4(a) shall be in addition to, and shall not be reduced by, any other benefits payable or provided by separate agreement with the officer, or plan or arrangement of the Company, except as follows. If an officer is also eligible for severance benefits to be paid and provided pursuant to the Quaker Salaried Employees Compensation and Benefits Protection Plan, (the "Plan"), the greater amount or longer severance period with respect to compensation and welfare benefits, respectively, shall be provided in accordance with and pursuant to the terms of the Plan or Program as the case may be. In no event will an officer be entitled to duplicative benefits under the Plan and the Program.

           (c) Any severance benefits payable under the Plan to an officer who dies prior to full payment of such benefits shall be paid to the officer's estate.










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           (d)   Notwithstanding any other provision of the Plan,
severance benefits furnished hereunder shall be subject to the following terms and conditions:

               (1) If the making of severance benefit payments pursuant to subparagraph 4(a) would subject the officer to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or would result in the Company's loss of a federal income tax deduction for those payments (either of these consequences is referred to individually herein as a "Tax Penalty"), then such severance benefit payments shall be reduced to the extent necessary to avoid the imposition of such Tax Penalty. The preceding sentence shall not apply if such officer: (i) is entitled to a tax reimbursement for such Tax Penalty under any other agreement, plan or program of the Company, or (ii) may disclaim any portion of or all benefits payable under this or any other agreement, plan or program of the Company in order to avoid such Tax Penalty.

               (2) If the officer and the Company shall disagree as to whether the furnishing of a benefit under the Plan would result in the imposition of a Tax Penalty, the matter shall be resolved by an opinion of counsel chosen by the employee and reasonably satisfactory to the Company. The Company shall pay the fees and expenses of such counsel, and shall make available to counsel such information as may be reasonably necessary to prepare the opinion.

     5. NONASSIGNMENT. No benefits payable under the Plan shall be subject in any manner to assignment, anticipation, alienation, sale, transfer, pledge, encumbrance, or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any officer. If any officer shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any amount or benefit payable under the plan, then the Committee in its discretion may hold or apply such benefit or any part thereof to or for the benefit of such officer or his beneficiary, his spouse, children, blood relatives, or other dependents, in such manner and in such proportions as the administrator may consider proper.




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      6.    AMENDMENT AND TERMINATION.  Quaker, by action of  its
Board, or the Compensation Committee thereof, shall have the right to amend or terminate this Plan; provided, however, that no such amendment shall alter, modify, or rescind coverage or benefits under the Program; and in no event shall the Plan be amended or terminated during the five-year period following a Change in Control of Quaker in a manner which would reduce payments or benefit extension periods.

      7. CONTINUED EMPLOYMENT. Neither the Program nor any of its provisions shall be construed as giving any officer of the Company a right to continue in the employ of the Company, or as a limitation of the Company's right to discharge any of its employees, with or without cause.

      8.    SUCCESSORS.    The Program shall be binding upon  any
successor of the Company whether by merger, consolidation, or sale of all or substantially all of the Company's assets.

      9. GOVERNING LAW. The Program shall be construed and enforced according to the Employee Retirement Income Security Act of 1974 ("ERISA"), and the laws of the State of Illinois, other than its laws respecting choice of law, to the extent not pre-empted by ERISA.

           IN WITNESS WHEREOF, this Program is executed by a duly authorized officer of Quaker.

                              THE QUAKER OATS COMPANY



August 18, 1995               By:  S/Douglas J. Ralston
                              Its:  Senior Vice President
















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